DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. ***Name of Corporation:***	Certiorari Corporation
2. ***Resident Agent Name and Street Address:*** [illegible]	Name: Susan Johnson Street Address: c/o Crane Clark LLP — City: Las Vegas — NEVADA — Zip Code: 89120 Optional Mailing Address: 3273 E. Warm Springs — City — State — Zip Code
3. ***Shares:*** [illegible]	Number of shares with par value: 75 000 000 — Par value: $ 0.0001 — Number of shares without par value:
4. ***Names & Addresses of Board of Directors/Trustees:*** [illegible]	1. Name: Jean Young Street Address: 15 Adelphia Drive — City: Greenlawn — State: NY — Zip Code: 11740 2. Name: Street Address — City — State — Zip Code 3. Name: Street Address — City — State — Zip Code
5. ***Purpose:*** [illegible]	The purpose of this Corporation shall be: All general legal business purposes.
6. ***Names, Address and Signature of Incorporator.*** [illegible]	Name: Jean Marie Young — Signature: [signature] Address: 15 Adelphia Drive — City: Greenlawn — State: NY — Zip Code: 11740
7. ***Certificate of Acceptance of Appointment of Resident Agent:***	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees. See attached fee schedule.